Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
For Shares of Common Stock of

COMMUNITY CENTRAL BANK CORPORATION
Subscribed for under Subscription Privilege

Community Central Bank Corporation ("Community Central") issued to its shareholders of record, as of the close of business on ________________, non-transferable rights ("Rights") in the ratio of one Right for each _____ shares of Community Central's common stock (the "Shares") held on the record date, generally entitling the holders thereof to subscribe for one Share of common stock for each Right held. The terms and conditions of the Rights Offering are set forth in the Prospectus, which is incorporated herein by reference. Capitalized terms herein shall have the same meaning as defined in the Prospectus. As set forth in the Prospectus, this form shall be used as a means of effecting subscription and payment for all Shares subscribed for under the Rights Offering. This form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

The Subscription Agent is
EQUISERVE TRUST COMPANY, N.A.
Attention: Corporate Actions

By First-Class Mail: P.O. Box 859208 Braintree, MA 02185-9208	By Facsimile: (781) 380-3388
Confirm by telephone to: (781) 843-1833 (x200)
By Express Mail Overnight Courier: 161 Bay State Drive Braintree, MA 02184	By Hand: 17 Battery Park Place, 11th Floor New York, NY 10004

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm, bank or trust company or other nominee that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, [EXPIRATION DATE], unless the Offer is extended. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Order Form (which order form and full payment must then be delivered no later than the close of business on [EXPIRATION DATE +3], the third business day after the Expiration Date, unless extended). Failure to deliver this Notice or to make the delivery Guaranteed herein will result in a forfeiture of the Rights.

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust coimpany having an office or correspondent in the United States, hereby guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York City time, on [EXPIRATION DATE +3] (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Order Form and (b) payment of the full Subscription Price as subscription for such Shares is indicated herein or in the Subscription Order Form.

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Broker Assigned Control # ________

COMMUNITY CENTRAL BANK CORPORATION

Total Subscription	Number of Rights to be exercised	Number of Shares for which you are guaranteeing delivery of Rights and Payment	Payment to be made in connection with Shares subscribed for

	_________Rights =	_____________Shares (Rights = Shares)	$_______________ (Shares x $________)

Method of delivery (circle one)

  Through Depository Trust Company ("DTC")

  Direct to EquiServe, as Subscription Agent. Please indicate below how the Rights to be delivered should be registered. (Must be in name of Rights holder)

__________________________

__________________________

__________________________

Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date